POWER OF ATTORNEY



     The person executing this Power of Attorney hereby appoints Edward F. O'Keefe and Glen A. Payne, or either of them, as his attorney-in-fact to execute and to file such Registration Statement under federal and state securities laws and such Post-Effective Amendments to such Registration Statement of the hereinafter described entity as such attorney-in-fact, or either of them, may deem appropriate:

     INVESCO Manager Series Funds, Inc.

     This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the 31st day of May, 2002.





                                                /s/ Larry Soll
                                                --------------
                                                Larry Soll
                                                Director





STATE OF WASHINGTON           )
                              ) ss.
COUNTY OF SAN JUAN            )


      SUBSCRIBED, SWORN TO AND ACKNOWLEDGED before me by Larry Soll, as a director of the above-described entity, this 31st day of May, 2002.




                                                /s/ Carrie Brooks
                                                -----------------
                                                Notary Public in and for the
                                                State of Washington
                                                Residing in Friday  Harbor

My Commission Expires:  11/01/02